EXHIBIT 99.1

Hanmi Earns $9.5 Million in Second Quarter of 2013 with Pretax Income Up 78% Year-Over-Year and Net Interest Margin Increasing to 4.10%

LOS ANGELES, July 23, 2013 (GLOBE NEWSWIRE) -- Hanmi Financial Corporation (Nasdaq:HAFC), the holding company for Hanmi Bank (the "Bank"), today reported that pretax earnings improved 3.7% in the second quarter of 2013 and 78.4% for the year, reflecting solid loan growth, increasing core deposits, improving operating efficiencies and expanding net interest margin. With provisioning at the full statutory tax rate, net income was $9.5 million, or $0.30 per diluted share, for the second quarter of 2013, compared to $10.1 million, or $0.32 per diluted share, for the first quarter of 2013. In the second quarter of 2012, following a net tax benefit of $47.2 million resulting from the reversal of a $53.1 million deferred tax asset ("DTA") valuation allowance, Hanmi earned $55.8 million, or $1.77 per diluted share. In the second quarter of 2013, pretax income increased 78.4% to $15.3 million from $8.6 million in the second quarter of 2012, and was up 3.7% from $14.8 million in the first quarter of 2013. Tangible book value increased 13.2% to $12.47 per share at June 30, 2013, compared to $11.02 at June 30, 2012.

In the first six months of 2013, net income was $19.6 million, or $0.62 per diluted share, compared to $63.1 million, or $2.00 per diluted share, in the first six months of 2012, which included the $47.2 million net tax benefit from the DTA valuation allowance reversal in the second quarter of 2012. Pretax income increased 88.1% to $30.1 million in the first six months of 2013 from $16.0 million in the first six months of 2012.

"Our net interest margin jumped 24 basis points to 4.10% from the first quarter of 2013, reflecting on-going investment of funds into higher yielding loans and cost savings from the redemption of $80 million of trust preferred securities," said C. G. Kum, President and Chief Executive Officer. "As our organic growth initiatives continue to succeed in expanding our loan portfolio and putting our capital to work into more productive assets, we anticipate our profitability will remain strong. We are also excited about our expansion efforts in the state of Texas, where our new loan production office will officially open in early August."

"In the second quarter of 2013, provision for income taxes was up by 24.3%, resulting in an effective tax rate of 38%. We currently project our annual effective tax rate will be between 38 to 39%. The provision for income taxes in the first quarter of 2013 was reduced by a discrete deferred tax item," said Mark Yoon, Senior Vice President and Chief Financial Officer. "In addition, the sizable benefit generated from the DTA reversal had a significant impact on earnings in the second quarter of 2012."

Second Quarter Results
(In thousands, except per share data)

	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012

Net income	$ 9,519	$ 10,110	$ 55,775
Net income per diluted common share	$ 0.30	$ 0.32	$ 1.77

Total assets	$ 2,773,414	$ 2,792,423	$ 2,846,652
Loans receivable, net	$ 2,128,208	$ 2,061,156	$ 1,878,367
Total deposits	$ 2,361,913	$ 2,333,012	$ 2,385,107

Return on average assets	1.37%	1.45%	8.24%
Return on average stockholders' equity	9.70%	10.71%	74.63%
Net interest margin	4.10%	3.86%	3.84%
Efficiency ratio	56.55%	56.44%	61.07%

Tangible common equity to tangible assets	14.22%	13.89%	12.20%
Tangible common equity per common share	$ 12.47	$ 12.28	$ 11.02

Financial Highlights (at or for the period ended June 30, 2013)

  Net income for the second quarter of 2013 was $9.5 million, or $0.30 per diluted share, compared to $10.1 million, or $0.32 per diluted share, for the first quarter of 2013.
  Net interest margin ("NIM") increased to 4.10% in the second quarter of 2013, up 24 basis points from 3.86% in the first quarter of 2013 and up 26 basis points from 3.84% in the second quarter of 2012.  Yields on earning assets improved 16 basis points to 4.59%, while the cost of interest-bearing liabilities continued to improve by 11 basis points to 0.78% during the second quarter of 2013.
  New loan production for the second quarter of 2013 totaled $163.8 million, consisting of $119.5 million of commercial real estate loans, $31.2 million of Small Business Administration ("SBA") loans, $11.9 million of commercial term and lines of credit loans, and $1.2 million of consumer loans.
  Asset quality improved during the second quarter of 2013, with non-performing assets ("NPAs") declining to 1.04% of total assets. Net charge offs also continued to improve, totaling $1.6 million, or 0.30% of average gross loans on an annualized basis.
  The redemption of the remaining $50 million in trust preferred securities ("TPS") in April 2013 resulted in an interest cost reduction of $510,000 in the second quarter of 2013.
  Tangible common equity ratio was 14.22% and tangible book value was $12.47 per share at June 30, 2013, up 13.2% from $11.02 at June 30, 2012.

Results of Operations

Net interest income, before provision for credit losses, increased 6.1% to $27.2 million for the second quarter of 2013, from $25.6 million for the first quarter of 2013, and was up 7.9% from $25.2 million for the second quarter of 2012. Interest and dividend income increased 3.3% from the first quarter of 2013 and 1.4% from the second quarter of 2012, while interest expense decreased 14.9% and 32.7% from the first quarter of 2013 and the second quarter of 2012, respectively. Year to date, net interest income before provision for credit losses improved 6.1% to $52.8 million compared to $49.7 million for the first six months of 2012.

NIM in the second quarter of 2013 was 4.10%, up from 3.86% in the first quarter of 2013 and 3.84% in the second quarter a year ago. For the first six months of 2013, NIM increased to 3.98% from 3.77% for the first six months of 2012. "The redemption of TPS, coupled with solid loan growth and significantly reduced low yielding cash and cash equivalents, boosted NIM this quarter.  Once the full impact of the $80 million TPS redemption is realized starting from the third quarter of 2013, the expected annual savings will be $2.5 million," said Yoon. The following table details the asset yields, liability costs, spread and margin.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012

Total interest-earning assets	4.59%	4.43%	4.57%	4.51%	4.57%
Total interest-bearing liability	0.78%	0.89%	1.12%	0.83%	1.21%
Net interest spread	3.81%	3.54%	3.45%	3.68%	3.36%
Net interest margin	4.10%	3.86%	3.84%	3.98%	3.77%

With steadily improving asset quality, Hanmi has not taken a provision for credit losses in the past four quarters. In the second quarter of 2012, Hanmi recorded a $4.0 million provision, bringing its provision for the first six months of 2012 to $6.0 million. Total net charge-offs in the second quarter of 2013 were $1.6 million, down from $2.3 million in the first quarter of 2013 and from $13.4 million in the second quarter of 2012.  Allowance for loan losses ("ALLL") decreased slightly to $59.9 million, or 2.74% of gross loans, and 214.03% of NPAs, at June 30, 2013.

Net interest income after provision for credit losses increased 6.1% to $27.2 million in the second quarter of 2013, compared to $25.6 million in the first quarter of 2013, and was up 28.3% from $21.2 million in the second quarter of 2012. For the first six months of 2013, net interest income after the provision for credit losses increased 20.7% to $52.8 million compared to $43.7 million for the first six months of 2012.

Non-interest income in the second quarter of 2013 was $8.2 million, compared to $8.4 million in the first quarter of 2013. The modest decline in the second quarter of 2013 reflects lower gains from selling SBA loans and higher losses from selling non-performing loans ("NPLs"), partially offset by higher insurance commissions and gains recognized from selling securities. For the first six months of 2013, non-interest income increased 52.5% to $16.5 million from $10.8 million for the first six months of 2012, reflecting a significant reduction in losses from selling NPLs, partially offset by lower gains from selling SBA loans and investment securities.

Non-interest expense in the second quarter of 2013 was $20.0 million, compared to $19.2 million in the first quarter of 2013, and $19.8 million in the second quarter of 2012. For the first six months of 2013, non-interest expense was $39.1 million, compared to $38.5 million for the first six months of 2012. "Compensation and occupancy remain the largest components of operating expense, and both line items together with recurring expenditures are stable for the year and the quarter, due to the cost control initiatives put in place in the past few years," said Yoon. Yoon added that "deposit insurance premiums and regulatory assessments were down for the year, due to lower premium and assessment rates as a result of overall improvement in our financial condition. Second quarter expenses are estimated to be the quarterly run rate for the remainder of 2013. Professional fees remained elevated in the second quarter of 2013, due to legal expenses incurred in defending lawsuits in the ordinary course of business, as well as professional and legal expenses related to strategic reviews. We expect our costs for professional advisors will be moderate in the second half of the year."

Balance Sheet

Assets totaled $2.77 billion at June 30, 2013, down from $2.79 billion at March 31, 2013 and $2.85 billion at June 30, 2012. "While total assets are relatively stable, the mix of assets and liabilities continues to improve with cash and cash equivalents down 46% in the second quarter of 2013 and 74% year-over-year. One of our strategic focuses to increase franchise value continues to enhance our deposit mix by increasing demand deposits with relationship-based lending," said Kum.

In the second quarter of 2013, the Bank produced 223 new loans totaling $163.8 million, of which $31.2 million were SBA loans, $119.5 million were commercial real estate loans including $43.9 million of owner-occupied property loans, $11.9 million were commercial and industrial loans, and $1.2 million were consumer loans. Overall loan production was up 12.6% from the second quarter of 2012, and down 8.3% from the first quarter of 2013. The decreased loan production over the first quarter of 2013 was primarily attributable to a loan production initiative promoting portfolio diversification. "We remain bullish on our loan growth prospects for the rest of the year, as we have a solid pipeline of prospective loans. And as indicated earlier, we are expecting Texas to begin contributing to SBA loan production in the second half of the year," said Kum.

Loans receivable, excluding loans held for sale, increased 3.3% in the second quarter of 2013 and 13.3% year-over-year to $2.13 billion at June 30, 2013, up from $2.06 billion at March 31, 2013 and $1.88 billion at June 30, 2012. Loans held for sale totaled $2.6 million at June 30, 2013, compared to $6.0 million at March 31, 2013 and $5.1 million at June 30, 2012.  Average gross loans, net of deferred loan fees, increased to $2.17 billion for the second quarter of 2013, up from $2.07 billion for the first quarter of 2013 and $2.00 billion for the second quarter of 2012.

Average deposits for the second quarter of 2013 were $2.37 billion, up slightly from $2.35 billion for the first quarter of 2013 and $2.31 billion for the second quarter of 2012. The overall mix of funding continued to improve with time deposits declining and low- and no-cost transaction account balances increasing. The deposit mix for the past year is detailed in the table below.

	June 30,	March 31,	June 30,
	2013	2013	2012

Demand-noninterest-bearing	31.1%	30.5%	28.5%
Savings	4.9%	4.9%	4.8%
Money market checking and NOW accounts	24.4%	24.8%	23.4%
Time deposits of $100,000 or more	23.9%	23.9%	28.7%
Other time deposits	15.7%	15.9%	14.6%
Total deposits	100.0%	100.0%	100.0%

At June 30, 2013, total stockholders' equity was $395.4 million. Tangible common stockholders' equity was $394.1 million at June 30, 2013, or 14.22% of tangible assets, compared to $347.0 million, or 12.20% of tangible assets, at June 30, 2012. Tangible book value per share was $12.47 at June 30, 2013, up from $12.28 at March 31, 2013, and $11.02 at June 30, 2012.

Asset Quality

NPLs, excluding loans held for sale, decreased 15.0% to $28.0 million at June 30, 2013, compared to $32.9 million at March 31, 2013 and decreased 38.0% from $45.1 million at June 30, 2012. Troubled debt restructurings ("TDRs"), totaled $29.0 million at June 30, 2013, down from $31.7 million at March 31, 2013 and $35.8 million at June 30, 2012. Of these TDRs, $14.1 million were included in NPLs.   Six loans totaling $2.6 million were classified as held for sale and recorded at the lower of cost or fair value at June 30, 2013.  The following table shows NPLs in each category:

	June 30, 2013		March 31, 2013		June 30, 2012
		% of Total		% of Total		% of Total
	Amount	NPLs	Amount	NPLs	Amount	NPLs
			(In thousands)
Real estate loans:
Commercial property
Retail	$ --	0.0%	$ 950	2.9%	$ 1,203	2.7%
Land	1,612	5.8%	1,687	5.1%	2,112	4.7%
Other	--	0.0%	--	0.0%	936	2.1%
Construction	--	0.0%	--	0.0%	7,930	17.5%
Residential property	1,620	5.8%	1,638	5.0%	1,298	2.9%
Commercial & industrial loans:
Commercial term loans
Unsecured	6,209	22.2%	7,253	22.1%	6,953	15.4%
Secured by real estate	5,389	19.3%	6,353	19.3%	5,826	12.9%
Commercial lines of credit	1,052	3.8%	1,505	4.6%	1,585	3.5%
SBA	10,596	37.9%	11,852	36.0%	15,720	34.8%
Consumer loans	1,497	5.4%	1,655	5.0%	1,580	3.5%
Total non-performing loans	$ 27,975	100.0%	$ 32,893	100.0%	$ 45,143	100.0%

"With the economic recovery beginning to gain momentum, our asset quality is continuing to improve. We were further able to reduce the number of problem loan sales this year. Second quarter NPL sales totaled $4.4 million, bringing total loans sales for the first half of 2013 to $5.9 million," said J.H. Son, Executive Vice President and Chief Credit Officer. "Losses associated with our loan sales strategy were just $557,000 in the first half of 2013, compared to $7.7 million in the first half of 2012." Classified loans were $89.6 million, or 4.1% of gross loans, at June 30, 2013, down from $95.1 million, or 4.5%, at March 31, 2013 and from $142.7 million, or 7.32%, at June 30, 2012.

Delinquent loans that are less than 90 days past due and still accruing interest decreased to $2.6 million at June 30, 2013, or 0.12% of gross loans, compared to $4.7 million, or 0.24% of gross loans, at June 30, 2012. At June 30, 2013, ALLL was $59.9 million, or 2.74% of gross loans and 214.03% of NPLs, compared to 3.69% and 159.26%, respectively, at June 30, 2012. For the second quarter of 2013, net charge-offs were $1.6 million, compared to $2.3 million for the first quarter of 2013 and $13.4 million for the second quarter of 2012.

Conference Call

Management will host a conference call today, July 23, 2013, at 1:30 p.m. Pacific Time (4:30 p.m. ET) to discuss these results. This call will also be broadcast live via the internet.  Investment professionals and all current and prospective stockholders are invited to access the live call by dialing 1-480-629-9645 before 1:30 p.m. Pacific Time, using access code HANMI.  To listen to the call online, either live or archived, visit the Investor Relations page of Hanmi's website at www.hanmi.com.

About Hanmi Financial Corporation

Headquartered in Los Angeles, Hanmi Bank, a wholly-owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 27 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and loan production offices in Texas and Washington State.  Hanmi Bank specializes in commercial, SBA and trade finance lending, and is a recognized community leader.  Hanmi Bank's mission is to provide a full range of quality products and premier services to its customers and to maximize stockholder value.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All statements other than statements of historical fact are "forward–looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, plans and objectives of management for future operations, developments regarding our capital plans, strategic alternatives for a possible business combination, merger or sale transaction and other similar forecasts and statements of expectation and statements of assumption underlying any of the foregoing. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: failure to maintain adequate levels of capital and liquidity to support our operations; the effect of regulatory orders we have entered into and potential future supervisory action against us or Hanmi Bank; general economic and business conditions internationally, nationally and in those areas in which we operate; volatility and deterioration in the credit and equity markets; changes in consumer spending, borrowing and savings habits; availability of capital from private and government sources; demographic changes; competition for loans and deposits and failure to attract or retain loans and deposits; fluctuations in interest rates and a decline in the level of our interest rate spread; risks of natural disasters related to our real estate portfolio; risks associated with Small Business Administration loans; failure to attract or retain key employees; changes in governmental regulation, including, but not limited to, any increase in FDIC insurance premiums; ability of Hanmi Bank to make distributions to Hanmi Financial, which is restricted by certain factors, including Hanmi Bank's retained earnings, net income, prior distributions made, and certain other financial tests; ability to identify a suitable strategic partner or to consummate a strategic transaction; adequacy of our allowance for loan losses; credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to control expenses; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission ("SEC"), including, in Item 1A of our Form 10-K for the year ended December 31, 2012, our quarterly reports on Form 10-Q, and current and periodic reports that we will file with the SEC hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

Hanmi Financial Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30,	March 31,	Percentage	June 30,	Percentage
	2013	2013	Change	2012	Change
Assets
Cash and due from banks	$ 72,429	$ 69,642	4.0%	$ 73,645	-1.7%
Interest-bearing deposits in other banks	5,431	75,657	-92.8%	197,760	-97.3%
Federal funds sold	--	--	0.0%	33,000	-100.0%
Cash and cash equivalents	77,860	145,299	-46.4%	304,405	-74.4%
Restricted cash	--	--	0.0%	3,819	-100.0%
Term federal funds sold	--	--	0.0%	110,000	-100.0%
Securities available for sale, at fair value	400,815	419,903	-4.5%	319,154	25.6%
Securities held to maturity, at amortized cost	--	--	0.0%	53,130	-100.0%
Loans held for sale, at the lower of cost or fair value	2,553	6,043	-57.8%	5,138	-50.3%
Loans receivable, net of allowance for loan losses	2,128,208	2,061,156	3.3%	1,878,367	13.3%
Accrued interest receivable	7,441	7,526	-1.1%	7,168	3.8%
Premises and equipment, net	14,463	14,792	-2.2%	15,912	-9.1%
Other real estate owned, net	900	900	0.0%	1,071	-16.0%
Customers' liability on acceptances	1,372	2,170	-36.8%	1,443	-4.9%
Servicing assets	6,383	6,004	6.3%	5,003	27.6%
Other intangible assets, net	1,253	1,294	-3.2%	1,417	-11.6%
Investment in federal home loan bank stock, at cost	14,197	16,014	-11.3%	20,687	-31.4%
Investment in federal reserve bank stock, at cost	13,200	12,222	8.0%	10,261	28.6%
Income tax asset	63,783	57,084	11.7%	61,435	3.8%
Bank-owned life insurance	29,517	29,284	0.8%	28,581	3.3%
Prepaid expenses	2,572	2,676	-3.9%	2,726	-5.6%
Other assets	8,897	10,056	-11.5%	16,935	-47.5%
Total assets	$ 2,773,414	$ 2,792,423	-0.7%	$ 2,846,652	-2.6%

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$ 736,470	$ 709,650	3.8%	$ 679,085	8.5%
Interest-bearing	1,625,443	1,623,362	0.1%	1,706,022	-4.7%
Total deposits	2,361,913	2,333,012	1.2%	2,385,107	-1.0%
Accrued interest payable	2,570	3,192	-19.5%	14,882	-82.7%
Bank's liability on acceptances	1,372	2,170	-36.8%	1,443	-4.9%
Federal home loan bank advances	2,743	2,840	-3.4%	3,122	-12.1%
Junior subordinated debentures	--	51,478	-100.0%	82,406	-100.0%
Accrued expenses and other liabilities	9,420	10,626	-11.3%	11,236	-16.2%
Total liabilities	2,378,018	2,403,318	-1.1%	2,498,196	-4.8%

Stockholders' equity:
Common stock	257	257	0.0%	257	0.0%
Additional paid-in capital	551,286	551,064	0.0%	549,797	0.3%
Unearned compensation	(33)	(44)	-25.0%	(116)	-71.6%
Accumulated other comprehensive income	1,634	5,095	-67.9%	3,154	-48.2%
Accumulated deficit	(87,890)	(97,409)	-9.8%	(134,778)	-34.8%
Less treasury stock	(69,858)	(69,858)	0.0%	(69,858)	0.0%
Total stockholders' equity	395,396	389,105	1.6%	348,456	13.5%
Total liabilities and stockholders' equity	$ 2,773,414	$ 2,792,423	-0.7%	$ 2,846,652	-2.6%

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	Percentage	June 30,	Percentage
	2013	2013	Change	2012	Change
Interest and Dividend Income:
Interest and fees on loans	$ 27,839	$ 26,799	3.9%	$ 27,241	2.2%
Taxable interest on investment securities	2,100	2,116	-0.8%	2,190	-4.1%
Tax-exempt interest on investment securities	73	95	-23.2%	99	-26.3%
Interest on term federal funds sold	--	--	0.0%	168	-100.0%
Interest on federal funds sold	--	6	-100.0%	31	-100.0%
Interest on interest-bearing deposits in other banks	24	88	-72.7%	59	-59.3%
Dividends on federal reserve bank stock	196	183	7.1%	148	32.4%
Dividends on federal home loan bank stock	147	108	36.1%	29	406.9%
Total interest and dividend income	30,379	29,395	3.3%	29,965	1.4%
Interest Expense:
Interest on deposits	3,100	3,159	-1.9%	3,953	-21.6%
Interest on federal home loan bank advances	41	38	7.9%	43	-4.7%
Interest on junior subordinated debentures	84	594	-85.9%	797	-89.5%
Total interest expense	3,225	3,791	-14.9%	4,793	-32.7%
Net interest income before provision for credit losses	27,154	25,604	6.1%	25,172	7.9%
Provision for credit losses	--	--	0.0%	4,000	-100.0%
Net interest income after provision for credit losses	27,154	25,604	6.1%	21,172	28.3%
Non-Interest Income:
Service charges on deposit accounts	2,884	3,048	-5.4%	2,936	-1.8%
Insurance commissions	1,418	1,213	16.9%	1,294	9.6%
Trade finance & other service charges and fees	1,152	1,172	-1.7%	1,159	-0.6%
Bank-owned life insurance income	233	230	1.3%	238	-2.1%
Gain on sales of SBA loans guaranteed portion	2,378	2,692	-11.7%	5,473	-56.6%
Net loss on sales of other loans	(460)	(97)	374.2%	(5,326)	-91.4%
Net gain on sales of investment securities	303	9	3266.7%	1,381	-78.1%
Other-than-temporary impairment loss on investment securities	--	--	0.0%	(116)	-100.0%
Other operating income	242	90	168.9%	150	61.3%
Total non-interest income	8,150	8,357	-2.5%	7,189	13.4%
Non-Interest Expense:
Salaries and employee benefits	9,415	9,351	0.7%	9,449	-0.4%
Occupancy and equipment	2,555	2,556	0.0%	2,621	-2.5%
Deposit insurance premiums and regulatory assessments	517	234	120.9%	1,498	-65.5%
Data processing	1,142	1,170	-2.4%	1,298	-12.0%
Other real estate owned expense	(20)	32	-162.5%	69	-129.0%
Professional fees	2,365	2,156	9.7%	1,089	117.2%
Directors and officers liability insurance	219	220	-0.5%	295	-25.8%
Supplies and communications	630	495	27.3%	576	9.4%
Advertising and promotion	1,005	672	49.6%	1,009	-0.4%
Loan-related expense	91	146	-37.7%	88	3.4%
Amortization of other intangible assets	41	41	0.0%	45	-8.9%
Other operating expenses	2,004	2,094	-4.3%	1,726	16.1%
Total non-interest expense	19,964	19,167	4.2%	19,763	1.0%
Income before provision for income taxes	15,340	14,794	3.7%	8,598	78.4%
Provision (benefit) for income taxes	5,821	4,684	24.3%	(47,177)	-112.3%
Net income	$ 9,519	$ 10,110	-5.8%	$ 55,775	-82.9%

Earnings per share:
Basic	$ 0.30	$ 0.32		$ 1.77
Diluted	$ 0.30	$ 0.32		$ 1.77
Weighted-average shares outstanding:
Basic	31,590,760	31,538,980		31,475,610
Diluted	31,655,988	31,626,667		31,499,803
Common shares outstanding	31,604,837	31,588,767		31,489,201

Hanmi Financial Corporation and Subsidiaries
Consolidated Statements of Operations, Continued (Unaudited)
(In thousands, except per share data)

	Six Months Ended
	June 30,	June 30,	Percentage
	2013	2012	Change
Interest and Dividend Income:
Interest and fees on loans	$ 54,638	$ 54,783	-0.3%
Taxable interest on investment securities	4,216	4,288	-1.7%
Tax-exempt interest on investment securities	168	201	-16.4%
Interest on term federal funds sold	--	493	-100.0%
Interest on federal funds sold	6	33	-81.8%
Interest on interest-bearing deposits in other banks	112	127	-11.8%
Dividends on federal reserve bank stock	379	276	37.3%
Dividends on federal home loan bank stock	255	58	339.7%
Total Interest and Dividend Income	59,774	60,259	-0.8%
Interest Expense:
Interest on deposits	6,259	8,872	-29.5%
Interest on federal home loan bank advances	79	86	-8.1%
Interest on junior subordinated debentures	678	1,596	-57.5%
Total interest expense	7,016	10,554	-33.5%
Net interest income before provision for credit losses	52,758	49,705	6.1%
Provision for credit losses	--	6,000	-100.0%
Net interest income after provision for credit losses	52,758	43,705	20.7%
Non-Interest Income:
Service charges on deposit accounts	5,932	6,104	-2.8%
Insurance commissions	2,631	2,530	4.0%
Trade finance & other service charges and fees	2,324	2,269	2.4%
Bank-owned life insurance income	463	637	-27.3%
Gain on sales of SBA loans guaranteed portion	5,070	5,473	-7.4%
Net loss on sales of other loans	(557)	(7,719)	-92.8%
Net gain on sales of investment securities	312	1,382	-77.4%
Other-than-temporary impairment loss on investment securities	--	(116)	-100.0%
Other operating income	332	262	26.7%
Total non-interest income	16,507	10,822	52.5%
Non-Interest Expense:
Salaries and employee benefits	18,766	18,559	1.1%
Occupancy and equipment	5,111	5,216	-2.0%
Deposit insurance premiums and regulatory assessments	751	2,899	-74.1%
Data processing	2,312	2,551	-9.4%
Other real estate owned expense	12	25	-52.0%
Professional fees	4,521	1,838	146.0%
Directors and officers liability insurance	439	592	-25.8%
Supplies and communications	1,125	1,134	-0.8%
Advertising and promotion	1,677	1,610	4.2%
Loan-related expense	237	288	-17.7%
Amortization of other intangible assets	82	116	-29.3%
Other operating expenses	4,098	3,681	11.3%
Total non-interest expense	39,131	38,509	1.6%
Income before provision for income taxes	30,134	16,018	88.1%
Provision (benefit) for income taxes	10,505	(47,098)	-122.3%
Net income	$ 19,629	$ 63,116	-68.9%

Earnings per share:
Basic	$ 0.62	$ 2.01
Diluted	$ 0.62	$ 2.00
Weighted-average shares outstanding:
Basic	31,565,013	31,473,065
Diluted	31,633,535	31,489,943
Common shares outstanding	31,604,837	31,489,201

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data (Unaudited)
(In thousands)

	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Average balances:
Average gross loans, net of deferred loan fees (1)	$ 2,165,741	$ 2,073,514	$ 2,003,475
Average investment securities	423,562	443,073	417,202
Average interest-earning assets	2,657,629	2,693,424	2,642,428
Average total assets	2,793,505	2,829,927	2,723,432
Average deposits	2,365,887	2,348,799	2,308,193
Average borrowings	19,154	79,110	86,509
Average interest-bearing liabilities	1,663,951	1,727,272	1,720,781
Average stockholders' equity	393,741	383,003	300,578
Average tangible equity	392,461	381,682	299,154

Performance ratios:
Return on average assets (2)	1.37%	1.45%	8.24%
Return on average stockholders' equity (2)	9.70%	10.71%	74.63%
Return on average tangible equity (2)	9.73%	10.74%	74.99%
Efficiency ratio	56.55%	56.44%	61.07%
Net interest spread (2), (3)	3.81%	3.54%	3.45%
Net interest margin (2), (3)	4.10%	3.86%	3.84%

Allowance for loan losses:
Balance at beginning of period	$ 61,191	$ 63,305	$ 81,052
Provision charged to operating expense	308	196	4,233
Charge-offs, net of recoveries	(1,623)	(2,310)	(13,392)
Balance at end of period	$ 59,876	$ 61,191	$ 71,893

Asset quality ratios:
Net loan charge-offs to average gross loans (2)	0.30%	0.45%	2.67%
Allowance for loan losses to gross loans	2.74%	2.88%	3.69%
Allowance for loan losses to non-performing loans	214.03%	186.03%	159.26%
Non-performing assets to total assets	1.04%	1.21%	1.62%
Non-performing loans to gross loans	1.28%	1.55%	2.32%
Non-performing assets to allowance for loan losses	48.22%	55.23%	64.28%

Allowance for off-balance sheet items:
Balance at beginning of period	$ 1,628	$ 1,824	$ 2,581
Provision charged to operating expense	(308)	(196)	(233)
Balance at end of period	$ 1,320	$ 1,628	$ 2,348

Non-performing assets:
Non-accrual loans	$ 27,975	$ 32,893	$ 45,143
Loans 90 days or more past due and still accruing	--	--	--
Non-performing loans	27,975	32,893	45,143
Other real estate owned, net	900	900	1,071
Non-performing assets	28,875	33,793	46,214
Non-performing loans in loans held for sale	2,553	2,306	3,489
Non-performing assets (including loans held for sale)	$ 31,428	$ 36,099	$ 49,703

Delinquent loans (30 to 89 days past due and still accruing)	$ 2,565	$ 6,440	$ 4,707

Delinquent loans to gross loans	0.12%	0.30%	0.24%

(1) Included loans held for sale
(2) Annualized
(3) Amounts calculated on a fully taxable equivalent basis using the current statutory federal tax rate

Hanmi Financial Corporation and Subsidiaries
Selected Financial Data, Continued (Unaudited)
(In thousands)

	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Loan portfolio:
Real estate loans	$ 887,782	$ 831,019	$ 732,059
Residential loans	88,654	94,735	107,757
Commercial and industrial loans	1,175,573	1,160,752	1,070,469
Consumer loans	35,380	35,180	39,339
Gross loans	2,187,389	2,121,686	1,949,624
Deferred loan fees	695	661	636
Gross loans, net of deferred loan fees	2,188,084	2,122,347	1,950,260
Allowance for loan losses	(59,876)	(61,191)	(71,893)
Loans receivable, net	2,128,208	2,061,156	1,878,367
Loans held for sale, at the lower of cost or fair value	2,553	6,043	5,138
Total loans receivable, net	$ 2,130,761	$ 2,067,199	$ 1,883,505

Loan mix:
Real estate loans	40.6%	39.1%	37.5%
Residential loans	4.1%	4.5%	5.5%
Commercial and industrial loans	53.7%	54.7%	54.9%
Consumer loans	1.6%	1.7%	2.1%
Total loans	100.0%	100.0%	100.0%

Deposit portfolio:
Demand-noninterest-bearing	$ 736,470	$ 709,650	$ 679,085
Savings	115,318	115,186	113,707
Money market checking and NOW accounts	575,471	579,192	557,711
Time deposits of $100,000 or more	564,079	557,180	684,053
Other time deposits	370,575	371,804	350,551
Total deposits	$ 2,361,913	$ 2,333,012	$ 2,385,107

Deposit mix:
Demand-noninterest-bearing	31.1%	30.5%	28.5%
Savings	4.9%	4.9%	4.8%
Money market checking and NOW accounts	24.4%	24.8%	23.4%
Time deposits of $100,000 or more	23.9%	23.9%	28.7%
Other time deposits	15.7%	15.9%	14.6%
Total deposits	100.0%	100.0%	100.0%

Capital ratios:
Hanmi Financial
Total risk-based capital ratio	16.52%	19.45%	20.02%
Tier 1 risk-based capital ratio	15.25%	18.17%	18.74%
Tier 1 leverage capital ratio	12.90%	14.68%	14.70%
Tangible equity to tangible assets ratio	14.22%	13.89%	12.20%
Hanmi Bank
Total risk-based capital ratio	16.39%	18.69%	19.06%
Tier 1 risk-based capital ratio	15.12%	17.42%	17.79%
Tier 1 leverage capital ratio	12.76%	14.07%	13.95%
Tangible equity to tangible assets ratio	13.66%	15.10%	14.34%

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned and Average Rate Paid (Unaudited)
(In thousands)

	Three Months Ended
	June 30, 2013			March 31, 2013			June 30, 2012
		Interest	Average		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Gross loans, net of deferred loan fees	$ 2,165,741	$ 27,839	5.16%	$ 2,073,514	$ 26,799	5.24%	$ 2,003,475	$ 27,241	5.47%
Municipal securities-taxable	46,102	454	3.94%	46,111	454	3.94%	44,867	442	3.94%
Municipal securities-tax exempt	10,707	112	4.20%	12,803	146	4.57%	13,011	152	4.68%
Obligations of other U.S. government agencies	93,432	432	1.85%	88,982	422	1.90%	77,390	380	1.96%
Other debt securities	273,321	1,214	1.78%	295,177	1,240	1.68%	281,934	1,368	1.94%
Equity securities	28,729	343	4.78%	30,336	291	3.84%	31,107	176	2.26%
Federal funds sold	341	--	0.00%	5,963	6	0.41%	29,844	31	0.42%
Term federal funds sold	--	--	0.00%	--	--	0.00%	70,384	168	0.95%
Interest-bearing deposits in other banks	39,256	24	0.25%	140,538	88	0.25%	90,416	59	0.26%
Total interest-earning assets	2,657,629	30,418	4.59%	2,693,424	29,446	4.43%	2,642,428	30,017	4.57%

Noninterest-earning assets:
Cash and cash equivalents	66,643			66,166			71,162
Allowance for loan losses	(61,026)			(62,639)			(79,089)
Other assets	130,259			132,976			88,931
Total noninterest-earning assets	135,876			136,503			81,004

Total assets	$ 2,793,505			$ 2,829,927			$ 2,723,432

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings	$ 115,685	$ 466	1.62%	$ 114,182	$ 458	1.63%	$ 111,685	$ 586	2.11%
Money market checking and NOW accounts	591,317	769	0.52%	567,977	720	0.51%	514,662	769	0.60%
Time deposits of $100,000 or more	565,927	1,057	0.75%	595,205	1,175	0.80%	659,176	1,763	1.08%
Other time deposits	371,868	808	0.87%	370,798	806	0.88%	348,749	835	0.96%
FHLB advances	9,188	41	1.79%	2,890	38	5.33%	4,103	43	4.22%
Junior subordinated debentures	9,966	84	3.38%	76,220	594	3.16%	82,406	797	3.89%
Total interest-bearing liabilities	1,663,951	3,225	0.78%	1,727,272	3,791	0.89%	1,720,781	4,793	1.12%

Noninterest-bearing liabilities:
Demand deposits	721,090			700,637			673,921
Other liabilities	14,723			19,015			28,152
Total noninterest-bearing liabilities	735,813			719,652			702,073

Total liabilities	2,399,764			2,446,924			2,422,854
Stockholders' equity	393,741			383,003			300,578

Total liabilities and stockholders' equity	$ 2,793,505			$ 2,829,927			$ 2,723,432

Net interest income		$ 27,193			$ 25,655			$ 25,224

Cost of deposits			0.53%			0.55%			0.69%
Net interest spread			3.81%			3.54%			3.45%
Net interest margin			4.10%			3.86%			3.84%

Hanmi Financial Corporation and Subsidiaries
Average Balance, Average Yield Earned and Average Rate Paid, Continued (Unaudited)
(In thousands)

	Six Months Ended
	June 30, 2013			June 30, 2012
		Interest	Average		Interest	Average
	Average	Income /	Yield /	Average	Income /	Yield /
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Gross loans, net of deferred loan fees	$ 2,119,881	$ 54,638	5.20%	$ 1,994,273	$ 54,783	5.52%
Municipal securities-taxable	46,106	908	3.94%	44,427	888	4.00%
Municipal securities-tax exempt	11,749	258	4.40%	13,147	310	4.72%
Obligations of other U.S. government agencies	91,219	854	1.87%	75,418	705	1.87%
Other debt securities	284,189	2,454	1.73%	287,743	2,696	1.87%
Equity securities	29,528	634	4.29%	31,789	333	2.10%
Federal funds sold	3,136	6	0.39%	15,847	33	0.37%
Term federal funds sold	--	--	0.00%	98,434	493	0.94%
Interest-bearing deposits in other banks	89,617	112	0.25%	98,007	127	0.26%
Total interest-earning assets	2,675,425	59,864	4.51%	2,659,085	60,368	4.57%

Noninterest-earning assets:
Cash and cash equivalents	66,406			70,204
Allowance for loan losses	(61,828)			(83,557)
Other assets	131,611			86,753
Total noninterest-earning assets	136,189			73,400

Total assets	$ 2,811,614			$ 2,732,485

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Savings	$ 114,937	$ 924	1.62%	$ 108,681	$ 1,159	2.14%
Money market checking and NOW accounts	579,711	1,489	0.52%	490,163	1,454	0.60%
Time deposits of $100,000 or more	580,485	2,232	0.78%	720,869	4,511	1.26%
Other time deposits	371,336	1,614	0.88%	343,195	1,747	1.02%
FHLB advances	6,056	79	2.63%	3,681	86	4.64%
Other Borrowings	--	--	0.00%	--	1	0.00%
Junior subordinated debentures	42,881	678	3.19%	82,406	1,596	3.89%
Total interest-bearing liabilities	1,695,406	7,016	0.83%	1,748,995	10,554	1.21%

Noninterest-bearing liabilities:
Demand deposits	710,920			659,825
Other liabilities	16,886			29,573
Total noninterest-bearing liabilities	727,806			689,398

Total liabilities	2,423,212			2,438,393
Stockholders' equity	388,402			294,092

Total liabilities and stockholders' equity	$ 2,811,614			$ 2,732,485

Net interest income		$ 52,848			$ 49,814

Cost of deposits			0.54%			0.77%
Net interest spread			3.68%			3.36%
Net interest margin			3.98%			3.77%

Non-GAAP Financial Measures

Tangible Common Equity to Tangible Assets Ratio

Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP measure is used by management in the analysis of Hanmi Financial and Hanmi Bank's capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders' equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Hanmi Financial and Hanmi Bank. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

Tangible Common Equity to Tangible Assets Ratio (Unaudited)
(In thousands, except per share data)

	June 30,	March 31,	June 30,
Hanmi Financial Corporation	2013	2013	2012
Total assets	$ 2,773,414	$ 2,792,423	$ 2,846,652
Less other intangible assets	(1,253)	(1,294)	(1,417)
Tangible assets	$ 2,772,161	$ 2,791,129	$ 2,845,235

Total stockholders' equity	$ 395,396	$ 389,105	$ 348,456
Less other intangible assets	(1,253)	(1,294)	(1,417)
Tangible stockholders' equity	$ 394,143	$ 387,811	$ 347,039

Total stockholders' equity to total assets	14.26%	13.93%	12.24%
Tangible common equity to tangible assets	14.22%	13.89%	12.20%

Common shares outstanding	31,604,837	31,588,767	31,489,201
Tangible common equity per common share	$ 12.47	$ 12.28	$ 11.02

Hanmi Bank
Total assets	$ 2,768,581	$ 2,786,691	$ 2,841,441
Less other intangible assets	--	--	--
Tangible assets	$ 2,768,581	$ 2,786,691	$ 2,841,441

Total stockholders' equity	$ 378,116	$ 420,755	$ 407,407
Less other intangible assets	--	--	--
Tangible stockholders' equity	$ 378,116	$ 420,755	$ 407,407

Total stockholders' equity to total assets	13.66%	15.10%	14.34%
Tangible common equity to tangible assets	13.66%	15.10%	14.34%
CONTACT: Hanmi Financial Corporation
         Shick (Mark) Yoon
         SVP & Chief Financial Officer
         Direct Phone: 213-427-5636

         Christina Lee
         FVP, Senior Strategy Officer
         Direct Phone:  213-427-5631